FOR IMMEDIATE RELEASE
May 12, 2015

Contact
Susie Elliott / Erickson-Media requests
(503) 505-5885, selliott@ericksonaviation.com

James Palczynski / ICR Inc.-Investor Relations
(203) 682-8229, james.palczynski@icrinc.com

Erickson Announces Addition of Glenn Johnson
to Board of Directors

PORTLAND, Ore. - Erickson Incorporated (NASDAQ:EAC), a leading provider of aviation services and products to a worldwide mix of commercial and government customers, today announced the appointment of Glenn Johnson to the Company’s Board of Directors effective immediately. Mr. Johnson will serve as a Director and will replace Gary Scott as Audit Committee Chairman.

Mr. Johnson joins the Board with more than 30 years of aviation experience obtained through roles of increasing responsibility with Alaska Air Group. Recently, he retired as the President of Alaska Group’s Horizon Airlines subsidiary where he also served as Alaska Group’s Executive Vice President responsible for developing and executing a plan to improve IT capabilities across the entire organization. Previously, he held several other key positions within the Alaska Air Group enterprise including Executive Vice President and Chief Financial Officer, Executive Vice President of Airports, Maintenance and Engineering, Senior Vice President of Customer Service Airports, and Vice President of Finance. Mr. Johnson currently serves on the board for Central Washington University, an appointment made by Washington State Governor Jay Inslee. Mr. Johnson holds a BA in Business and Accounting from the University of Washington, and he earned a CPA certification earlier in his career.

Jeff Roberts, President and Chief Executive Officer of Erickson commented, “We are pleased to welcome Glenn as a member of our Board of Directors. Glenn’s financial and accounting expertise will serve Erickson well in his role as the Chairman of the Audit Committee, and his extensive career insights and expertise in the aviation sector will help us propel the Company forward. I would also like to thank Gary Scott for his service as our Audit Committee Chairman following Hank Halter's resignation."

“I am looking forward to joining the Erickson Board” said Mr. Johnson. “I believe Erickson has a significant opportunity to grow and improve the business through its strong legacy and its extensive aviation services platform.”

About Erickson Incorporated

Erickson is a leading global provider of aviation services specializing in oil and gas, government services, legacy aircraft MRO and manufacturing, and commercial services such as firefighting, HVAC, power line, specialty, construction, and timber harvesting. Erickson operates a fleet of approximately 80 rotary-wing (light, medium, and heavy) and fixed-wing aircraft, including 20 heavy-lift S-64 Aircranes. Founded in 1971, Erickson is headquartered in Portland, Oregon, USA, and maintains operations in North America, South America, Europe, the Middle East, Africa, Asia Pacific, and Australia. For more information, please visit www.ericksonaviation.com.

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This press release contains certain statements relating to future results (including, without limitation, “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict”), which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated, and certain other risks or uncertainties more fully described under the heading “Risk Factors” in our most recently filed Annual Report on Form 10-K as well as in the other reports we file with the SEC from time to time, which are available at the SEC’s web site located at http://www.sec.gov. You should not place undue reliance on any forward-looking statements. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.